POWER OF ATTORNEY

Effective as of January 28, 2026, each of the persons whose name appears below hereby severally constitutes and appoints each of Keitha L. Kinne, Thomas Disbrow and Mark J. Duggan and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below with respect to AMG Pantheon Fund, LLC (the “Feeder Fund”), AMG Pantheon Master Fund, LLC (the “Master Fund”), AMG Pantheon Credit Solutions Fund (the “Credit Solutions Fund”) and AMG Pantheon Infrastructure Fund, LLC (together with the Feeder Fund and the Master Fund, the “Funds” and each a “Fund”), any one or more Registration Statements of each Fund on Form N-2 in connection with the registration of the Fund under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), including specifically (but without limiting the generality of the foregoing) all amendments to any such Registration Statement, any and all supplements, or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act and the 1940 Act and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Jill R. Cuniff Jill R. Cuniff	Director/Trustee	January 28, 2026

/s/ Kurt A. Keilhacker Kurt A. Keilhacker	Director/Trustee	January 28, 2026

/s/ Peter W. MacEwen Peter W. MacEwen	Director/Trustee	January 28, 2026

/s/ Eric Rakowski Eric Rakowski	Director/Trustee	January 28, 2026

/s/ Victoria L. Sassine Victoria L. Sassine	Director/Trustee	January 28, 2026

/s/ Garret W. Weston Garret W. Weston	Director/Trustee	January 28, 2026

/s/ Keitha L. Kinne Keitha L. Kinne	President, Chief Executive Officer, Principal Executive Officer and Chief Operating Officer	January 28, 2026

/s/ Thomas Disbrow Thomas Disbrow	Treasurer, Principal Financial Officer and Principal Accounting Officer	January 28, 2026

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